Exhibit 99.1

Contact:	Candace Leeds V.P. of Public Affairs (212) 521-2416 Darren Daugherty Investor Relations (212) 521-2788

Loews Corporation Elects Dr. Jacob A. Frenkel
To Its Board of Directors

NEW YORK, November 30, 2009 -- Loews Corporation (NYSE:L) reported today that Dr. Jacob A. Frenkel has been elected a director of Loews.  Dr. Frenkel is Chairman of the Group of Thirty (G-30), which is a private, nonprofit, consultative group on international economic and monetary affairs.  He has previously served as Vice Chairman (non executive) of American International Group, Inc., as Chairman of Merrill Lynch International Inc. and as Governor of the Bank of Israel.

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Loews Corporation, a holding company, is one of the largest diversified corporations in the United States.  Its principal subsidiaries are CNA Financial Corporation (NYSE:  CNA), a 90% owner subsidiary; Diamond Offshore Drilling, Inc. (NYSE:  DO), a 50.4% owned subsidiary; HighMount Exploration & Production LLC, a wholly owned subsidiary; Boardwalk Pipeline Partners, LP (NYSE:  BWP), a 72% owned subsidiary; and Loews Hotels, a wholly owned subsidiary.

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